Exhibit 99.1

RELIANCE, INC. ANNOUNCES APPOINTMENT OF JAMES K. Kamsickas TO bOARD OF
DIRECTORS and Douglas W. Stotlar As CHairman of the board

SCOTTSDALE, AZ— October 2, 2024—Reliance, Inc. (NYSE: RS) today announced the appointment of James K. Kamsickas, 57, to serve as an independent director. Mr. Kamsickas’ term took effect on October 1, 2024 and will expire at the Company’s 2025 Annual Meeting of Stockholders. Following the appointment of Mr. Kamsickas, Reliance’s Board will be comprised of nine members, eight of whom are independent.

"We are very excited to welcome Jim to Reliance's Board of Directors and look forward to his contributions as we continue to execute Reliance’s strategy and generate industry-leading results,” said Mark Kaminski, Chairman of Reliance’s Board of Directors. “Jim’s strategic leadership experience as well as his industrial operating expertise complement and deepen the skillsets in our board room.”

Karla Lewis, Reliance’s Chief Executive Officer, added: “I am pleased to welcome Jim as a new independent director on Reliance’s Board and we look forward to benefitting from his vast experience and expertise in industrial manufacturing, with a strong emphasis on safety.”

Mr. Kamsickas is the chairman and chief executive officer of Dana Incorporated (NYSE: DAN), a leader in the design and manufacture of highly efficient propulsion and energy-management solutions that power vehicles and machines in all mobility markets across the globe. Prior to being named Dana CEO in 2015, Mr. Kamsickas was president and CEO of International Automotive Components for eight years. In addition, he served as head of Lear Corporation’s Interior Systems Division and held several additional senior leadership roles within that organization. Mr. Kamsickas earned a bachelor of science in business administration from Central Michigan University and a master of business administration degree from Michigan State University.

Consistent with corporate governance best practices and Reliance's strategic, deliberate and well-executed long-term succession plan, Mark Kaminski will step down from the position of non-executive Chairman of the Board effective January 1, 2025. Mr. Kaminski has served as Reliance’s independent, non-executive Chairman since July 2016. Mr. Kaminski will continue to serve as a member of the Company's Board of Directors. On October 1, 2024, the Board of Directors unanimously appointed Douglas W. Stotlar as Reliance's independent, non-executive Chairman of the Board effective January 1, 2025. Mr. Stotlar has served on Reliance's Board of Directors since October 2016.

About Reliance, Inc.

Founded in 1939, Reliance, Inc. (NYSE: RS) is a leading global diversified metal solutions provider and the largest metals service center company in North America. Through a network of more than 320 locations in 41 states and 12 countries outside of the United States, Reliance provides value-added metals processing services and distributes a full-line of over 100,000 metal products to more than 125,000 customers in a broad range of industries. Reliance focuses on small orders with quick turnaround and value-added processing services. In 2023, Reliance’s average order size was $3,210, approximately 51% of orders included value-added processing and approximately 40% of orders were delivered within 24 hours. Reliance, Inc.’s press releases and additional information are available on the Company’s website at reliance.com.

Forward-Looking Statements

This press release contains certain statements that are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “expect,” “anticipate,” “believe,” and similar words and may include, but are not limited to, discussions of Reliance’s corporate governance, business strategies, and future performance. These forward-looking statements are based on management's estimates, projections and assumptions as of today’s date that may not prove to be accurate. Forward-looking statements involve known and unknown risks and uncertainties and are not guarantees of future performance. Actual outcomes and results may differ materially from these forward-looking statements as a result of various important factors, including, but not limited to, those disclosed in our most recent Form 10-K filed with the United States Securities and Exchange Commission (the “SEC”) and subsequent reports. These forward-looking statements are based on management's expectations and assumptions as of today’s date and Reliance disclaims any obligation to publicly update or revise any forward-looking statements.

CONTACT:

(213) 576-2428

investor@reliance.com

or Addo Investor Relations

(310) 829-5400

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